UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2025
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER INFORMATION
Disposition of the Park Place Village
On June 18, 2015, KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), through an indirect wholly owned subsidiary, acquired a mixed-use office/retail property containing 484,980 rentable square feet located on approximately 17.1 acres of land in the Kansas City submarket of Leawood, Kansas (“Park Place Village”). On September 23, 2025, KBS REIT III completed the sale of Park Place Village to a purchaser unaffiliated with KBS REIT III or KBS Capital Advisors LLC (the “Advisor”), for a gross sales price of $100.0 million, or $95.5 million of net sales proceeds, after credits for outstanding tenant improvements and lease incentives, prorations, security deposits, third-party closing costs and $0.8 million of disposition fees payable to the Advisor.
Payoff of the Park Place Village Mortgage Loan and Paydown of the Credit Facility
On September 1, 2022, KBS REIT III, through an indirect wholly owned subsidiary (the “PPV Borrower”), entered into a three-year loan agreement with a lender unaffiliated with KBS REIT III or the Advisor, for a committed amount of $65.0 million (the “Park Place Village Mortgage Loan”). The maturity date of the Park Place Village Mortgage Loan was August 31, 2025. On August 6, 2025, the maturity date of the Park Place Village Mortgage Loan was extended to November 30, 2025. The Park Place Village Mortgage Loan was secured by Park Place Village.
On September 23, 2025, the PPV Borrower used the net sales proceeds of $95.5 million from the sale of Park Place Village to (i) pay off the outstanding principal and accrued interest due under the Park Place Village Mortgage Loan of $65.2 million and (ii) pursuant to an amendment to the Credit Facility, pay down the outstanding principal balance of the Credit Facility by $25.4 million, reducing the outstanding principal balance of the Credit Facility to $37.5 million. The remaining net sales proceeds will be utilized to manage the liquidity needs of KBS REIT III.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: September 29, 2025	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary